                                                                    Exhibit 99.1


                          CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS
Ceres Group, Inc.         CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS
                          CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS



                                      FOR FURTHER INFORMATION:
                                      David I. Vickers, Chief Financial Officer
                                      (440) 878-2941

                                      Gayle M. Vixler, Senior Vice President
                                      (440) 572-8848


                    CERES GROUP REPORTS FIRST QUARTER RESULTS

CLEVELAND, OH, MAY 7, 2003

FOR THE QUARTER:

- Income from continuing operations of $3.8 million ($0.11 per share) compared to $1.0 million ($0.03 per share) for the first quarter of 2002

-        Senior Segment pre-tax earnings of $2.5 million

-        Medical Segment pre-tax earnings of $4.0 million

Ceres Group, Inc. (Nasdaq: CERG) today reported income from continuing operations of $3.8 million ($0.11 per share) for the first quarter ended March 31, 2003. This compares to $1.0 million ($0.03 per share) for the first quarter of 2002. Net income for the quarter was $7.4 million ($0.22 per share), including $4.3 million ($0.12 per share) from net realized investment gains, compared to net income of $1.5 million ($0.05 per share) for the first quarter of 2002.

As previously announced, on March 31, 2003, Ceres, through its Continental General Insurance Company (CGI) subsidiary, sold Pyramid Life Insurance Company to a subsidiary of Universal American Financial Corp. for approximately $57.5 million in cash, subject to a post-closing adjustment based on Pyramid Life's statutory capital and surplus at March 31, 2003. Net proceeds from the sale were used to strengthen CGI's statutory capital and to repay $10.0 million of Ceres' bank debt. Pyramid Life's operations appear as "discontinued operations" for the first quarter of 2003. Income from discontinued operations was $3.6 million ($0.11 per share) for the first quarter, which included $3.9 million ($0.11 per share) from net realized investment gains.

"I am pleased with our strong first quarter results, which include positive earnings in our Senior and Medical Segments, a strengthened balance sheet and lower expenses," said Tom Kilian, president and chief executive officer of Ceres. "In addition, the sale of Pyramid Life has bolstered CGI's statutory capital, providing us an excellent opportunity to grow our profitable senior brokerage operation. At the same time, we have substantially improved our overall financial position by significantly reducing our bank debt and now have a debt-to-equity ratio of 8%."

-------------------------------------------------------------------------------
         CERES GROUP, INC. - 17800 Royalton Road - Cleveland, Ohio 44136
     (440) 572-2400 - (800) 643-2474 - Fax (440) 878-2959 - www.ceresgp.com

Ceres Group, Inc.
Page 2


Kilian added, "I am also very pleased that Fitch Ratings has upgraded its financial strength rating of our Central Reserve Life Insurance Company (CRL) subsidiary to BBB- and removed both CRL and CGI from rating watch. This response is testimony to the fact that our business plan is working and our financial position has improved."

SEGMENT RESULTS

Ceres reports its financial results in two primary business segments: Senior and Medical. The segment results exclude the operations of Pyramid Life for all periods presented.

SENIOR SEGMENT (MEDICARE SUPPLEMENT, LONG-TERM CARE, DENTAL, LIFE INSURANCE AND ANNUITIES) The pre-tax profit for the quarter was $2.5 million, compared to $3.0 million in the first quarter of 2002.

Benefits, claims, losses and settlement expenses in the Senior Segment were $33.8 million, compared to $33.7 million in the first quarter of 2002. The Senior Segment benefit and claims loss ratio was 78.9%, compared to 79.1% in the first quarter of 2002.

Overall, senior sales were down slightly for the quarter. Senior life insurance sales increased compared to the prior quarter and the first quarter of 2002.

"While sales results in our Senior Segment were not as strong as we hoped due to increased rate competition on Medicare supplement plans and other factors, we believe that ongoing enhancements to our marketing strategy will improve results going forward," Kilian said. "These strategic initiatives include evaluating products, rates and distribution channels as well as current and potential target markets. We will also be launching an aggressive senior agent recruiting campaign and are pursuing marketing arrangements with established sales organizations for selected products."

MEDICAL SEGMENT (CATASTROPHIC AND COMPREHENSIVE MEDICAL PLANS)
The pre-tax profit for the quarter was $4.0 million, compared to $1.7 million in the first quarter of 2002.

Benefits, claims, losses and settlement expenses in the Medical Segment were $62.5 million, compared to $73.9 million in the first quarter of 2002. The Medical Segment benefit and claims loss ratio was 73.4%, compared to 77.9% in the first quarter of 2002.

As expected, overall individual medical sales continued to decline in the quarter due to target marketing and tighter underwriting standards. Sales of CRL's Partnership Plan, a fully insured, alternative funding employer group plan, were up compared to the prior quarter and the first quarter of 2002.

"I am encouraged that our Medical Segment has been profitable for the last three quarters and that the loss ratio continues to improve," Kilian said. "Our niche marketing strategy, which focuses on states, products and producers that we believe have the greatest profit potential, is proving to be very effective for us."


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Ceres Group, Inc.
Page 3


OUTLOOK
"Throughout 2003, our management team will remain focused on maximizing profitable growth by concentrating on our selected markets. We expect to continue our niche marketing strategy in our Medical Segment while expanding our Senior Segment through sales and recruiting initiatives. In addition, we believe that QQLink, our electronic distribution channel for CGI's medical and senior products, will play an important role in improving agent productivity and customer service efficiency," Kilian added.

Based on the successful completion of the Pyramid Life sale, the first quarter's positive results, the company's prospects for improved profitability and growth in its Senior Segment and ongoing profitability in its Medical Segment, Ceres affirms its previously announced earnings guidance of approximately $0.42 per share from continuing operations for 2003.

A conference call with management regarding first quarter results is scheduled for 11:00 a.m. (Eastern), Thursday, May 8, 2003. To listen to the live conference call over the Internet, go to www.ceresgp.com or http://www.firstcallevents.com/service/ajwz381041593gf12.html at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available after the call.

                           FINANCIAL TABLES TO FOLLOW



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Ceres Group, Inc.
Page 4





                        CERES GROUP, INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                               THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                -------------------------------------------------
                                                                         2003                      2002
                                                                -----------------------    ----------------------
REVENUES
Premiums, net
  Medical                                                              $     85,119             $     94,879
  Senior and other                                                           42,857                   42,670
                                                                       -----------------        -------------------
       Total premiums, net                                                  127,976                  137,549
Net investment income                                                         5,524                    6,457
Net realized gains (losses)                                                     584                      116
Fee and other income                                                          6,342                    7,967
Amortization of deferred reinsurance gain                                       657                    1,038
                                                                       -----------------
                                                                            141,083                  153,127
                                                                       -----------------        -------------------

BENEFITS, LOSSES AND EXPENSES
Benefits, claims, losses and settlement expenses
  Medical                                                                    62,506                   73,913
  Senior and other                                                           33,800                   33,749
                                                                       -----------------
       Total benefits, claims, losses and settlement expenses                96,306                  107,662

Selling, general and administrative expenses                                 38,180                   45,369
Net (deferral) amortization and change in acquisition costs
  and value of business acquired                                                401                   (4,343)
Interest expense and financing costs                                            429                      530
Special charges                                                                  --                    2,381
                                                                       -----------------
                                                                            135,316                  151,599
                                                                       -----------------        -------------------

Income from continuing operations before federal income
  taxes and minority interest                                                 5,767                    1,528
Federal income tax expense                                                    2,020                      531
                                                                       -----------------        -------------------
Income from continuing operations after tax and before                        3,747                      997
  minority interest
Minority interest                                                               (10)                     (14)
                                                                       -----------------
INCOME FROM CONTINUING OPERATIONS                                             3,757                    1,011
                                                                       -----------------        -------------------

Discontinued operations:
  Income from operations of Pyramid Life (less tax expense
    of $3,223 and $305, respectively)                                         5,732                      517
  Loss on sale of Pyramid Life (less tax benefit of $79)                     (2,110)                      --

                                                                       -----------------        -------------------
INCOME FROM DISCONTINUED OPERATIONS                                           3,622                      517
                                                                       -----------------        -------------------

NET INCOME                                                             $      7,379             $      1,528
                                                                       =================        ===================

BASIC EARNINGS PER SHARE:
  Continuing operations                                                $       0.11             $       0.03
  Discontinued operations                                                      0.11                     0.02
                                                                       -----------------        -------------------
  Net income                                                           $       0.22             $       0.05
                                                                       =================        ===================

DILUTED EARNINGS PER SHARE:
  Continuing operations                                                $       0.11             $       0.03
  Discontinued operations                                                      0.11                     0.02
                                                                       -----------------        -------------------
  Net income                                                           $       0.22             $       0.05
                                                                       =================        ===================



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Ceres Group, Inc.
Page 5




                       CERES GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                          MARCH 31,           DECEMBER 31,
                                                                             2003                 2002
                                                                      -------------------   -----------------
                                                                           (UNAUDITED)
ASSETS
Investments                                                               $   415,084           $  397,103
Cash and cash equivalents                                                      93,918               32,118
Reinsurance receivable                                                        152,581              170,075
Assets of Pyramid Life                                                             --              157,774
Deferred acquisition costs                                                     74,825               74,891
Value of business acquired                                                     15,409               16,084
Goodwill and licenses                                                          14,243               14,243
Other assets                                                                   22,731               25,193
                                                                                                -------------
                                                                          ---------------
   TOTAL ASSETS                                                           $   788,791           $  887,481
                                                                          ===============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Policy liabilities and benefits accrued                                   $   523,299           $  512,003
Deferred reinsurance gain                                                      10,535               11,037
Other policyholders' funds                                                     21,690               23,610
Debt                                                                           13,733               25,003
Liabilities of Pyramid Life                                                        --              102,457
Other liabilities                                                              47,203               45,847
                                                                          ---------------       -------------
   TOTAL LIABILITIES                                                          616,460              719,957
Stockholders' equity                                                          172,331              167,524
                                                                          ---------------       -------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $   788,791           $  887,481
                                                                          ===============       =============




Equity per common share:

    After accumulated other comprehensive income  (1)                     $      5.03           $     4.89

    Before accumulated other comprehensive income (1)                            4.73                 4.51

 Book value per share excluding goodwill and licenses                            4.62                 4.48


---------

(1) Accumulated other comprehensive income relates primarily to the net unrealized gain (loss) on available-for-sale securities.




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Ceres Group, Inc.
Page 6




                       CERES GROUP, INC. AND SUBSIDIARIES
                              INDUSTRY SEGMENT DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                                             THREE MONTHS ENDED
                                                                                  MARCH 31,
                                                                 --------------------------------------------
                                                                         2003                   2002
                                                                 ---------------------   --------------------
MEDICAL
  Revenues
    Net premiums                                                      $  85,119              $  94,879
    Investment income, realized gains (losses)                            1,652                  1,992
    Other income                                                          6,491                  8,309
                                                                      ----------------       ----------------
                                                                         93,262                105,180
                                                                      ----------------       ----------------
  Expenses
    Benefits and claims                                                  62,506                 73,913
    Other operating expenses                                             26,777                 29,596
                                                                      ----------------       ----------------
                                                                         89,283                103,509
                                                                      ----------------       ----------------
  Segment profit before federal income taxes and
    minority interest                                                 $   3,979              $   1,671
                                                                      ================       ================

SENIOR AND OTHER
  Revenues
    Net premiums                                                      $  42,857              $  42,670
    Investment income, realized gains (losses)                            4,339                  4,467
    Other income                                                            508                    696
                                                                      ----------------       ----------------
                                                                         47,704                 47,833
                                                                      ----------------       ----------------
  Expenses
    Benefits and claims                                                  33,800                 33,749
    Other operating expenses                                             11,409                 11,065
                                                                      ----------------       ----------------
                                                                         45,209                 44,814
                                                                      ----------------       ----------------
  Segment profit before federal income taxes and
     minority interest                                                $   2,495              $   3,019
                                                                      ================       ================
CORPORATE AND OTHER
  Revenues
    Investment income, realized gains (losses)                        $     117              $     114
                                                                      ----------------       ----------------
  Expenses
    Interest and financing expenses                                         429                    530
    Other operating expenses                                                395                    365
    Special charges                                                          --                  2,381
                                                                      ----------------       ----------------
                                                                            824                  3,276
                                                                      ----------------       ----------------
  Segment loss before federal income taxes and
    minority interest                                                 $    (707)             $  (3,162)
                                                                      ================       ================
INCOME FROM CONTINUING OPERATIONS BEFORE FEDERAL
  INCOME TAXES AND MINORITY INTEREST                                  $   5,767              $   1,528
                                                                      ================       ================
Medical loss ratio                                                         73.4%                  77.9%
Senior loss ratio                                                          78.9%                  79.1%
Overall loss ratio                                                         75.3%                  78.3%




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Ceres Group, Inc.
Page 7





ABOUT CERES GROUP
Ceres Group, Inc., through its insurance subsidiaries, provides a wide array of health and life insurance products through two primary business segments. Ceres' Medical Segment includes major medical health insurance for individuals, families, associations and small businesses. The Senior Segment includes senior health, life and annuity products for Americans age 55 and over. To help control medical costs, Ceres also provides medical cost management services to its insureds. Ceres' nationwide distribution channels include independent agents and QQLink, its electronic distribution system. For more information, visit www.ceresgp.com.

THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY. FORWARD-LOOKING STATEMENTS ARE STATEMENTS OTHER THAN HISTORICAL INFORMATION OR STATEMENTS OF CURRENT CONDITION. IN LIGHT OF THE RISKS AND UNCERTAINTIES INHERENT IN ALL FUTURE PROJECTIONS, THE INCLUSION OF FORWARD-LOOKING STATEMENTS HEREIN SHOULD NOT BE REGARDED AS REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES OR PLANS OF THE COMPANY WILL BE ACHIEVED. MANY FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING, AMONG OTHERS, FAILURE TO ACCURATELY PREDICT CLAIMS LIABILITIES, RISING HEALTHCARE COSTS, BUSINESS CONDITIONS AND COMPETITION IN THE HEALTHCARE INDUSTRY, DEVELOPMENTS IN HEALTHCARE REFORM AND OTHER REGULATORY ISSUES (INCLUDING FAILURE TO MEET STATUTORY CAPITAL REQUIREMENTS), ABILITY TO DEVELOP AND ADMINISTER COMPETITIVE PRODUCTS, PERFORMANCE OF OUR REINSURERS AND FAILURE TO COMPLY WITH FINANCIAL AND OTHER COVENANTS IN OUR LOAN AGREEMENTS, AND THE FAILURE TO SUCCESSFULLY IMPLEMENT THE BUSINESS PLANS FOR THE COMPANY AND ITS SUBSIDIARIES. THIS REVIEW OF IMPORTANT FACTORS SHOULD NOT BE CONSTRUED AS EXHAUSTIVE. INVESTORS AND OTHERS SHOULD REFER TO CERES' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AND ITS QUARTERLY REPORTS ON FORM 10-Q AND OTHER PERIODIC FILINGS, FOR A DESCRIPTION OF THE FOREGOING AND OTHER FACTORS. CERES UNDERTAKES NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.